UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 25, 2008

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

(732) 296-8400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

                During the year ended June 30, 2008, the Company issued convertible notes and warrants.  The proceeds of the convertible notes were allocated to the warrants and the beneficial conversion feature of the notes and the discount was being amortized over the term of the notes.  According to EITF 98-5, paragraph 9, for convertible debt securities, any recorded discount resulting from the allocation of proceeds to the beneficial conversion feature should be recognized as interest expense using the effective yield method.  The straight line method is also an acceptable method as long as the result is not materially different than the result that would have been recorded under the effective yield method.  The Company was providing for the amortization of the convertible debt discount on a straight-line method over the term of certain convertible debt securities.  The Company has reviewed its calculations of amortization of debt discount, a non-cash expense, under both the straight-line and effective yield methods and has determined that there is a material difference between the two calculations.  As such, on September 25, 2008, the Company’s management, audit committee and board of directors concluded that the Company’s financial statements for the quarterly periods ended December 31, 2007 and March 31, 2008 should be restated and should no longer be relied upon because of the change from the straight-line method to the effective yield method.  This change will not have any impact on the cash position and cash burn of the Company.  It will result in the following changes to the financial statements incorporated in the following Quarterly Reports on Form 10-Q:

	Original	Restated	Change

December 31, 2007
Amortization of debt discount and Financing costs	283,207	38,374	(244,833)
Net loss	1,294,671	1,049,838	(244,833)
Loss per share	.07	.06	(.01)

Convertible notes	257,560	12,727	(244,833)
Stockholders equity	8,038,961	8,283,794	244,833

March 31, 2008
Amortization of debt discount and Financing costs	628,626	66,676	(561,950)
Net loss	2,044,167	1,482,217	(561,950)
Loss per share	.12	.08	(.04)

Convertible notes	819,525	12,742	(806,783)
Stockholders equity	6,760,481	7,567,264	806,783

The Company’s management has assessed the effect of the restatement on its internal controls over financial reporting and management does not believe that this restatement constitutes a material weakness in its internal controls over financial reporting.

The Company’s management and its Audit Committee have discussed the matters disclosed in Item 4.02(a) of this Form 8-K with the Company’s independent accounting firm, McGladrey & Pullen, LLP.

The Company will file amended Quarterly Reports for the quarterly periods ended December 31, 2007 and March 31, 2008 as soon as practicable.  The Company expects to file its Form 10-K for the fiscal year ended June 30, 2008 by the filing deadline.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: September 26, 2008	By:	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer